UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report:  July 18, 2011

(Date of earliest event reported)

INTERNATIONAL BUSINESS MACHINES CORPORATION

(Exact name of registrant as specified in its charter)

New York	1-2360	13-0871985
(State of Incorporation)	(Commission File Number)	(IRS employer Identification No.)

ARMONK, NEW YORK	10504
(Address of principal executive offices)	(Zip Code)

914-499-1900

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.   Results of Operations and Financial Condition.

The registrant’s press release dated July 18, 2011, regarding its financial results for the periods ended June 30, 2011, including consolidated financial statements for the periods ended June 30, 2011, is Attachment I of this Form 8-K.  Attachment II are the slides for IBM’s Chief Financial Officer Mark Loughridge’s second quarter earnings presentation on July 18, 2011, as well as certain reconciliation and other information (“Non-GAAP Supplementary Materials”) for information in Attachment I (press release), Attachment II (slides) and in Mr. Loughridge’s presentation. All of the information in Attachment I and II is hereby filed.

IBM’s web site (www.ibm.com) contains a significant amount of information about IBM, including financial and other information for investors (www.ibm.com/investor/).  IBM encourages investors to visit its various web sites from time to time, as information is updated and new information is posted.

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: July 18, 2011

	By:	/s/ James J. Kavanaugh

James J. Kavanaugh
Vice President and Controller

3

ATTACHMENT I

IBM REPORTS 2011 SECOND-QUARTER RESULTS

•      Diluted EPS:

—    GAAP: $3.00, up 15 percent;

—    Operating (non-GAAP): $3.09, up 18 percent;

•      Revenue: $26.7 billion, up 12 percent, up 5 percent adjusting for currency;

•      Net income:

—    GAAP: $3.7 billion, up 8 percent;

—    Operating (non-GAAP): $3.8 billion, up 11 percent;

•      Pre-tax income:

—    GAAP: $4.9 billion, up 7 percent;

—    Operating (non-GAAP): $5.0 billion, up 10 percent;

•      Gross profit margin:

—    GAAP: 46.4 percent, up 0.9 points;

—    Operating (non-GAAP): 46.8 percent, up 1.2 points;

•      Software revenue up 17 percent, 10 percent adjusting for currency;

•      Systems and Technology revenue up 17 percent, 12 percent adjusting for currency:

—    System z mainframe revenue up 61 percent; MIPS up 86 percent;

—    Power Systems up 12 percent;

•      Services revenue up 10 percent, 2 percent adjusting for currency;

•      Services backlog of $144 billion, up $15 billion;

•      Growth markets revenue up 23 percent, 13 percent adjusting for currency;

•      Business analytics revenue up more than 20 percent in the first half;

•      Smarter Planet revenue up more than 50 percent in the first half;

•      Cloud revenue on track to double in 2011;

•      Full-year 2011 Operating (non-GAAP) EPS expectations raised to at least $13.25 from at least $13.15.

ARMONK, N.Y., July 18, 2011 . . . IBM (NYSE: IBM) today announced second-quarter 2011 diluted earnings of $3.00 per share, compared with diluted earnings of $2.61 per share in the second quarter of 2010, an increase of 15 percent.  Operating (non-GAAP) diluted earnings were $3.09 per share, compared with operating diluted earnings of $2.62 per share in the second quarter of 2010, an increase of 18 percent.

Second-quarter net income was $3.7 billion compared with $3.4 billion in the second quarter of 2010, an increase of 8 percent.  Operating (non-GAAP) net income was $3.8 billion compared with $3.4 billion in the second quarter of 2010, an increase of 11 percent.

Total revenues for the second quarter of 2011 of $26.7 billion increased 12 percent (5 percent, adjusting for currency) from the second quarter of 2010.

“In the second quarter our long-term strategic investments in the company’s growth initiatives again helped drive strong revenue performance,” said Samuel J. Palmisano, IBM chairman, president and chief executive officer.  “Hardware, software and services revenue grew at double digits, and we achieved strong profit and free cash flow growth.

“As IBM begins its second century, we continue a process of transformation, positioning the company to lead in the future and deliver higher value to our clients and our shareholders.  Given our strong start to 2011, we are raising our full-year operating earnings per share expectations to at least $13.25.”

Second-Quarter GAAP - Operating (non-GAAP) Reconciliation

Second-quarter operating (non-GAAP) diluted earnings exclude $0.09 per share of net charges: $0.10 per share for the amortization of purchased intangible assets and other acquisition-related charges, offset by ($0.01) per share for retirement-related items driven by changes to plan assets and liabilities primarily related to market performance.

Full-Year 2011 Expectations

IBM raised its expectations for full-year 2011 GAAP diluted earnings per share to at least $12.87 from at least $12.73; and operating (non-GAAP) diluted earnings per share to at least $13.25 from at least $13.15.  The 2011 operating (non-GAAP) earnings exclude $0.38 per share of charges for amortization of purchased intangible assets, other acquisition-related charges, and retirement-related items driven by changes to plan assets and liabilities primarily related to market performance.

Geographic Regions

The Americas’ second-quarter revenues were $11.2 billion, an increase of 10 percent (8 percent, adjusting for currency) from the 2010 period.  Revenues from Europe/Middle East/Africa were $8.6 billion, up 16 percent (3 percent, adjusting for currency).  Asia-Pacific revenues increased 14 percent (3 percent, adjusting for currency) to $6.2 billion.  OEM revenues were $674 million, flat (down 1 percent, adjusting for currency) compared with the 2010 second quarter.

Growth Markets

Revenues from the company’s growth markets increased 23 percent (13 percent, adjusting for currency).  Revenues in the BRIC countries — Brazil, Russia, India and China — increased 27 percent (21 percent, adjusting for currency).  Growth markets revenue represents 22 percent of IBM’s total geographic revenue for the second quarter.

Services

Total Global Services revenues increased 10 percent (2 percent, adjusting for currency).  Global Technology Services segment revenues increased 11 percent (3 percent, adjusting for currency) to $10.2 billion.  Global Business Services segment revenues were up 9 percent (1 percent, adjusting for currency) at $4.9 billion.

Global Services pre-tax income increased to $2.2 billion, up 4 percent year over year.  Pre-tax income from Global Technology Services increased 1 percent; pre-tax income growth was reduced by 7 points as a result of increased workforce rebalancing expenses.  Global Business Services pre-tax income increased 11 percent.

The estimated services backlog at June 30 was $144 billion, up $15 billion year over year at actual rates ($2 billion, adjusting for currency).  Services backlog at the end of a quarter measures the current value of work under contract expected to be recognized as revenue in future quarters.

Software

Revenues from the Software segment were $6.2 billion, an increase of 17 percent (10 percent, adjusting for currency).  Software pre-tax income of $2.3 billion was up 12 percent year over year.

Revenues from IBM’s key middleware products, which include WebSphere, Information Management, Tivoli, Lotus and Rational products, were $3.9 billion, an increase of 21 percent (14 percent, adjusting for currency) versus the second quarter of 2010.  Operating systems revenues of $630 million increased 16 percent (9 percent, adjusting for currency) compared with the prior-year quarter.

Revenues from the WebSphere family of software products increased 55 percent year over year.  Information Management software revenues increased 18 percent.  Revenues from Tivoli software increased 9 percent.  Revenues from Lotus software increased 12 percent, and Rational software increased 4 percent.

Hardware

Revenues from the Systems and Technology segment totaled $4.7 billion for the quarter, up 17 percent (12 percent, adjusting for currency) from the second quarter of 2010.  Systems and Technology pre-tax income was $393 million, an increase of 112 percent year over year.

Systems revenues increased 20 percent (13 percent, adjusting for currency).  Revenues from System z mainframe server products increased 61 percent compared with the year-ago period.  Total delivery of System z computing power, as measured in MIPS (millions of instructions per second), increased 86 percent.  Revenues from Power Systems increased 12 percent compared with the 2010 period.  Revenues from System x increased 15 percent.  Revenues from System Storage increased 10 percent, and revenues from Retail Store Solutions increased 8 percent year over year.  Revenues from Microelectronics OEM increased 4 percent.

Financing

Global Financing segment revenues decreased 5 percent (11 percent, adjusting for currency) in the second quarter to $519 million.  Pre-tax income for the segment increased 7 percent to $496 million.

***

The company’s total gross profit margin was 46.4 percent in the 2011 second quarter compared with 45.6 percent in the 2010 second-quarter period.  Total operating (non-GAAP) gross profit margin was 46.8 percent in the 2011 second quarter compared with 45.6 percent in the 2010 second-quarter period, with increases in Systems and Technology, Global Business Services and Software.

Total expense and other income increased 20 percent to $7.5 billion compared with the prior-year period.  SG&A expense of $6.0 billion increased 19 percent compared with prior-year expense.  RD&E expense of $1.6 billion increased 6 percent compared with the year-ago period.  Intellectual property and custom development income decreased to $295 million compared with $297 million a year ago.  Other (income) and expense was expense of $97 million compared with prior-year income of $95 million.  Interest expense increased to $97 million compared with $90 million in the prior year.

Total operating (non-GAAP) expense and other income increased 20 percent to $7.4 billion compared with the prior-year period.  Operating (non-GAAP) SG&A expense of $5.9 billion increased 18 percent year over year compared with prior-year expense.  Operating (non-GAAP) RD&E expense of $1.6 billion increased 6 percent compared with the year-ago period.

Pre-tax income increased 7 percent to $4.9 billion, and pre-tax margin was 18.3 percent, down 1.0 points.  Operating (non-GAAP) pre-tax income increased 10 percent to $5.0 billion and pre-tax margin was 18.9 percent, down 0.4 points.

IBM’s tax rate was 25.0 percent, down 1.0 points year over year; operating (non-GAAP) tax rate was also 25.0 percent, down 0.8 points.

Net income margin decreased 0.5 points to 13.7 percent.  Operating (non-GAAP) net income margin decreased 0.2 points to 14.2 percent.

The weighted-average number of diluted common shares outstanding in the second-quarter 2011 was 1.22 billion compared with 1.30 billion shares in the same period of 2010.  As of June 30, 2011, there were 1.19 billion basic common shares outstanding.

Debt, including Global Financing, totaled $29.8 billion, compared with $28.6 billion at year-end 2010.  From a management segment view, Global Financing debt totaled $23.4 billion versus $22.8 billion at year-end 2010, resulting in a debt-to-equity ratio of 7.0 to 1.  Non-global financing debt totaled $6.4 billion, an increase of $581 million since year-end 2010, resulting in a debt-to-capitalization ratio of 24.3 percent from 22.6 percent.

IBM ended the second-quarter 2011 with $11.8 billion of cash on hand and generated free cash flow of $3.4 billion, up approximately $350 million year over year.  The company returned $4.9 billion to shareholders through $0.9 billion in dividends and $4.0 billion of share repurchases.  The balance sheet remains strong, and the company is well positioned to support the business over the long term.

Year-To-Date 2011 Results

Net income for the six months ended June 30, 2011 was $6.5 billion compared with $6.0 billion in the year-ago period, an increase of 9 percent.  Diluted earnings per share were $5.30 compared with $4.57 per diluted share for the 2010 period, an increase of 16 percent.  Revenues for the six-month period totaled $51.3 billion, an increase of 10 percent (5 percent, adjusting for currency) compared with $46.6 billion for the six months of 2010.

Operating (non-GAAP) net income for the six months ended June 30, 2011 was $6.8 billion compared with $6.0 billion in the year-ago period, an increase of 12 percent. Operating (non-GAAP) diluted earnings per share were $5.50 compared with $4.61 per diluted share for the 2010 period, an increase of 19 percent.

Forward-Looking and Cautionary Statements

Except for the historical information and discussions contained herein, statements contained in this release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are based on the company’s current assumptions regarding future business and financial performance.  These statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially, including the following: a downturn in economic environment and corporate IT spending budgets; the company’s failure to meet growth and productivity objectives, a failure of the company’s innovation initiatives; risks from investing in growth opportunities; failure of the company’s intellectual property portfolio to prevent competitive offerings and the failure of the company to obtain necessary licenses; breaches of data security; fluctuations in financial results and purchases, impact of local legal, economic, political and health conditions; adverse effects from environmental matters, tax matters and the company’s pension plans; ineffective internal controls; the company’s use of accounting estimates; the company’s ability to attract and retain key personnel and its reliance on critical skills; impacts of relationships with critical suppliers and business with government clients; currency fluctuations and customer financing risks; impact of changes in market liquidity conditions and customer credit risk on receivables; reliance on third party distribution channels; the company’s ability to successfully manage acquisitions and alliances; risk factors related to IBM securities; and other risks, uncertainties and factors discussed in the company’s Form 10-Q, Form 10-K and in the company’s other filings with the U.S. Securities and Exchange

Commission (SEC) or in materials incorporated therein by reference.  Any forward-looking statement in this release speaks only as of the date on which it is made.  The company assumes no obligation to update or revise any forward-looking statements.

Presentation of Information in this Press Release

In an effort to provide investors with additional information regarding the company’s results as determined by generally accepted accounting principles (GAAP), the company has also disclosed in this press release the following non-GAAP information which management believes provides useful information to investors:

IBM results and expectations —

•      presenting operating (non-GAAP) earnings per share amounts and related income statement items;

•      presenting non-global financing debt-to-capitalization ratio;

•      adjusting for free cash flow;

•      adjusting for currency (i.e., at constant currency).

The rationale for management’s use of non-GAAP measures is included as part of the supplementary materials presented within the second-quarter earnings materials.  These materials are available on the IBM investor relations Web site at www.ibm.com/investor and are being included in Attachment II (“Non-GAAP Supplementary Materials”) to the Form 8-K that includes this press release and is being submitted today to the SEC.

Conference Call and Webcast

IBM’s regular quarterly earnings conference call is scheduled to begin at 4:30 p.m. EDT, today.  Investors may participate by viewing the Webcast at www.ibm.com/investor/2q11.  Presentation charts will be available on the Web site shortly before the Webcast.

Financial Results Below (certain amounts may not add due to use of rounded numbers; percentages presented are calculated from the underlying whole-dollar amounts).

INTERNATIONAL BUSINESS MACHINES CORPORATION

COMPARATIVE FINANCIAL RESULTS

(Unaudited; Dollars in millions except per share amounts)

	Three Months Ended			Six Months Ended
	June 30,			June 30,
			Percent			Percent
	2011	2010*	Change	2011	2010*	Change
REVENUE

Global Technology Services	$10,241	$9,234	10.9%	$20,104	$18,540	8.4%
Gross margin	34.0%	34.3%		33.9%	34.3%

Global Business Services	4,866	4,483	8.5%	9,575	8,893	7.7%
Gross margin	28.9%	28.2%		28.2%	27.7%

Software	6,169	5,277	16.9%	11,478	10,296	11.5%
Gross margin	88.4%	88.1%		87.8%	86.8%

Systems and Technology	4,681	3,985	17.5%	8,700	7,370	18.0%
Gross margin	40.6%	35.7%		39.3%	34.5%

Global Financing	519	544	-4.6%	1,035	1,081	-4.3%
Gross margin	48.7%	50.1%		51.1%	50.0%

Other	191	200	-4.8%	381	400	-4.7%
Gross margin	-57.7%	16.4%		-75.5%	-14.6%

TOTAL REVENUE	26,666	23,724	12.4%	51,273	46,581	10.1%

GROSS PROFIT	12,385	10,809	14.6%	23,243	20,785	11.8%
Gross margin	46.4%	45.6%		45.3%	44.6%

EXPENSE AND OTHER INCOME

S,G&A	6,030	5,061	19.2%	11,856	10,737	10.4%
% of revenue	22.6%	21.3%		23.1%	23.1%

R,D&E	1,569	1,475	6.4%	3,156	2,984	5.8%
% of revenue	5.9%	6.2%		6.2%	6.4%

Intellectual property and custom development income	(295)	(297)	-0.8%	(557)	(558)	-0.3%
Other (income) and expense	97	(95)	NM	(105)	(640)	-83.6%
Interest expense	97	90	8.3%	190	172	10.6%

TOTAL EXPENSE AND OTHER INCOME	7,500	6,234	20.3%	14,541	12,695	14.5%
% of revenue	28.1%	26.3%		28.4%	27.3%

INCOME BEFORE INCOME TAXES	4,885	4,575	6.8%	8,702	8,090	7.6%
Pre-tax margin	18.3%	19.3%		17.0%	17.4%

Provision for income taxes	1,221	1,190	2.7%	2,175	2,103	3.4%
Effective tax rate	25.0%	26.0%		25.0%	26.0%

NET INCOME	$3,664	$3,386	8.2%	$6,526	$5,987	9.0%

Net margin	13.7%	14.3%		12.7%	12.9%

EARNINGS PER SHARE OF COMMON STOCK:
ASSUMING DILUTION	$3.00	$2.61	14.9%	$5.30	$4.57	16.0%
BASIC	$3.04	$2.65	14.7%	$5.38	$4.64	15.9%

WEIGHTED-AVERAGE NUMBER OF COMMON SHARES OUT-STANDING (M’s):
ASSUMING DILUTION	1,221.4	1,296.7		1,230.7	1,309.2
BASIC	1,204.8	1,278.6		1,213.5	1,289.9

NM — Not Meaningful

*      Segment gross profit margins in 2010 reclassified to conform with 2011 presentation.

INTERNATIONAL BUSINESS MACHINES CORPORATION

CONSOLIDATED STATEMENT OF FINANCIAL POSITION

(Unaudited)

	At	At
	June 30,	December 31,
(Dollars in Millions)	2011	2010

ASSETS

Current Assets:
Cash and cash equivalents	$11,714	$10,661
Marketable securities	50	990
Notes and accounts receivable - trade
(net of allowances of $305 in 2011 and $324 in 2010)	10,539	10,834
Short-term financing receivables
(net of allowances of $286 in 2011 and $342 in 2010)	14,715	16,257
Other accounts receivable
(net of allowances of $12 in 2011 and $10 in 2010)	1,127	1,134
Inventories, at lower of average cost or market:
Finished goods	560	432
Work in process and raw materials	2,013	2,018

Total inventories	2,573	2,450
Deferred taxes	1,557	1,564
Prepaid expenses and other current assets	4,662	4,226

Total Current Assets	46,937	48,116

Plant, rental machines, and other property	41,126	40,289
Less: Accumulated depreciation	26,887	26,193

Plant, rental machines, and other property - net	14,239	14,096
Long-term financing receivables
(net of allowances of $40 in 2011 and $58 in 2010)	10,422	10,548
Prepaid pension assets	4,855	3,068
Deferred taxes	2,877	3,220
Goodwill	25,609	25,136
Intangible assets - net	3,205	3,488
Investments and sundry assets	5,329	5,778

Total Assets	$113,474	$113,452

LIABILITIES

Current Liabilities:
Taxes	$2,363	$4,216
Short-term debt	7,858	6,778
Accounts payable	7,112	7,804
Compensation and benefits	4,706	5,028
Deferred income	12,660	11,580
Other accrued expenses and liabilities	5,144	5,156

Total Current Liabilities	39,843	40,562

Long-term debt	21,915	21,846
Retirement and nonpension postretirement benefit obligations	16,014	15,978
Deferred income	3,641	3,666
Other liabilities	8,851	8,226

Total Liabilities	90,263	90,279

EQUITY
IBM Stockholders’ Equity:
Common stock	46,975	45,418
Retained earnings	97,334	92,532
Treasury stock — at cost	(104,073)	(96,161)
Accumulated other comprehensive income/(loss)	(17,109)	(18,743)

Total IBM stockholders’ equity	23,127	23,046

Noncontrolling interests	84	126

Total Equity	23,210	23,172

Total Liabilities and Equity	$113,474	$113,452

INTERNATIONAL BUSINESS MACHINES CORPORATION

CASH FLOW ANALYSIS

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(Dollars in Millions)	2011	2010	2011	2010

Net Cash from Operating Activities per GAAP:	$4,279	$3,766	$8,071	$8,203

Less: the change in Global Financing (GF) Receivables	(33)	(218)	1,903	1,883

Net Cash from Operating Activities
(Excluding GF Receivables)	4,313	3,985	6,168	6,320

Capital Expenditures, Net	(952)	(970)	(2,010)	(1,873)

Free Cash Flow
(Excluding GF Receivables)	3,361	3,015	4,159	4,446

Acquisitions	(107)	(185)	(159)	(1,009)
Divestitures	4	0	4	0
Dividends	(905)	(833)	(1,700)	(1,551)
Share Repurchase	(3,976)	(4,104)	(8,021)	(8,121)
Non-GF Debt	(20)	920	1,007	1,261
Other (includes GF Receivables, GF Debt)	162	(548)	4,822	3,241

Change in Cash, Cash Equivalents and Short-term Marketable Securities	$(1,481)	$(1,736)	$113	$(1,732)

INTERNATIONAL BUSINESS MACHINES CORPORATION

SEGMENT DATA

(Unaudited)

	SECOND-QUARTER 2011
				Pre-tax
	Revenue			Income/	Pre-tax
(Dollars in Millions)	External	Internal	Total	(Loss)	Margin

SEGMENTS

Global Technology Services	$10,241	$320	$10,561	$1,420	13.4%
Y-T-Y change	10.9%	–3.6%	10.4%	1.5%

Global Business Services	4,866	205	5,071	750	14.8%
Y-T-Y change	8.5%	4.3%	8.3%	10.7%

Software	6,169	792	6,961	2,310	33.2%
Y-T-Y change	16.9%	14.8%	16.7%	12.0%

Systems and Technology	4,681	218	4,899	393	8.0%
Y-T-Y change	17.5%	7.9%	17.0%	112.1%

Global Financing	519	547	1,066	496	46.5%
Y-T-Y change	–4.6%	26.8%	9.3%	7.4%

TOTAL REPORTABLE SEGMENTS	$26,476	$2,082	$28,558	$5,370	18.8%
Y-T-Y change	12.6%	12.4%	12.5%	12.2%

Eliminations / Other	191	(2,082)	(1,891)	(485)

TOTAL IBM CONSOLIDATED	$26,666	$(0)	$26,666	$4,885	18.3%
Y-T-Y change	12.4%		12.4%	6.8%

	SECOND-QUARTER 2010
				Pre-tax
	Revenue			Income/	Pre-tax
(Dollars in Millions)	External	Internal	Total	(Loss)*	Margin*

SEGMENTS

Global Technology Services	$9,234	$332	$9,566	$1,399	14.6%

Global Business Services	4,483	197	4,680	678	14.5%

Software	5,277	690	5,967	2,062	34.5%

Systems and Technology	3,985	202	4,187	185	4.4%

Global Financing	544	431	975	462	47.3%

TOTAL REPORTABLE SEGMENTS	$23,523	$1,852	$25,376	$4,786	18.9%

Eliminations / Other	200	(1,852)	(1,652)	(211)

TOTAL IBM CONSOLIDATED	$23,724	$(0)	$23,724	$4,575	19.3%

* Reclassified to conform with 2011 presentation.

INTERNATIONAL BUSINESS MACHINES CORPORATION

SEGMENT DATA

(Unaudited)

	SIX-MONTHS 2011
				Pre-tax
	Revenue			Income/	Pre-tax
(Dollars in Millions)	External	Internal	Total	(Loss)	Margin

SEGMENTS

Global Technology Services	$20,104	$627	$20,732	$2,658	12.8%
Y-T-Y change	8.4%	-3.9%	8.0%	12.8%

Global Business Services	9,575	405	9,980	1,390	13.9%
Y-T-Y change	7.7%	1.3%	7.4%	23.7%

Software	11,478	1,621	13,099	4,045	30.9%
Y-T-Y change	11.5%	12.0%	11.5%	-3.4%

Systems and Technology	8,700	462	9,162	525	5.7%
Y-T-Y change	18.0%	23.1%	18.3%	NM

Global Financing	1,035	1,044	2,079	1,015	48.8%
Y-T-Y change	-4.3%	25.1%	8.5%	14.2%

TOTAL REPORTABLE SEGMENTS	$50,892	$4,160	$55,052	$9,634	17.5%
Y-T-Y change	10.2%	12.1%	10.3%	12.7%

Eliminations / Other	381	(4,160)	(3,779)	(932)

TOTAL IBM CONSOLIDATED	$51,273	$(0)	$51,273	$8,702	17.0%
Y-T-Y change	10.1%		10.1%	7.6%

NM — Not Meaningful

	SIX-MONTHS 2010
				Pre-tax
	Revenue			Income/	Pre-tax
(Dollars in Millions)	External	Internal	Total	(Loss)*	Margin*

SEGMENTS

Global Technology Services	$18,540	$652	$19,192	$2,357	12.3%

Global Business Services	8,893	400	9,293	1,124	12.1%

Software	10,296	1,448	11,743	4,189	35.7%

Systems and Technology	7,370	376	7,746	(12)	-0.2%

Global Financing	1,081	834	1,916	889	46.4%

TOTAL REPORTABLE SEGMENTS	$46,181	$3,710	$49,891	$8,546	17.1%

Eliminations / Other	400	(3,710)	(3,310)	(456)

TOTAL IBM CONSOLIDATED	$46,581	$(0)	$46,581	$8,090	17.4%

* Reclassified to conform with 2011 presentation.

INTERNATIONAL BUSINESS MACHINES CORPORATION

U.S. GAAP TO OPERATING RESULTS RECONCILIATION

(Unaudited, Dollars in millions except per share amounts)

	SECOND-QUARTER 2011
		Acquisition-		Retirement-
		Related		Related		Operating
	GAAP	Adjustments*		Adjustments		(Non-GAAP)
Gross Profit	$12,385	$87		$6		$12,477
Gross Profit Margin	46.4%	0.3	Pts	0.0	Pts	46.8%
S,G&A	6,030	(76)		(5)		5,950
R,D&E	1,569	0		24		1,593
Other (Income) & Expense	97	(1)		0		96
Total Expense & Other (Income)	7,500	(77)		18		7,441
Pre-Tax Income	4,885	163		(12)		5,036
Pre-Tax Income Margin	18.3%	0.6	Pts	-0.0	Pts	18.9%
Provision for Income Taxes**	1,221	38		0		1,259
Effective Tax Rate	25.0%	-0.1	Pts	-0.1	Pts	25.0%
Net Income	3,664	126		(13)		3,777
Net Income Margin	13.7%	0.5	Pts	-0.0	Pts	14.2%
Diluted Earnings Per Share	$3.00	$0.10		$(0.01)		$3.09

	SECOND-QUARTER 2010
		Acquisition-		Retirement-
		Related		Related		Operating
	GAAP	Adjustments*		Adjustments		(Non-GAAP)
Gross Profit	$10,809	$58		$(56)		$10,811
Gross Profit Margin	45.6%	0.2	Pts	-0.2	Pts	45.6%
S,G&A	5,061	(62)		25		5,024
R,D&E	1,475	0		32		1,507
Other (Income) & Expense	(95)	(3)		0		(97)
Total Expense & Other (Income)	6,234	(64)		57		6,227
Pre-Tax Income	4,575	122		(113)		4,584
Pre-Tax Income Margin	19.3%	0.5	Pts	-0.5	Pts	19.3%
Provision for Income Taxes**	1,190	38		(45)		1,183
Effective Tax Rate	26.0%	0.1	Pts	-0.4	Pts	25.8%
Net Income	3,386	84		(68)		3,402
Net Income Margin	14.3%	0.4	Pts	-0.3	Pts	14.3%
Diluted Earnings Per Share	$2.61	$0.06		$(0.05)		$2.62

*   Includes amortization of acquired intangible assets and other acquisition-related charges.

** Tax impact on operating (non-GAAP) pre-tax income is calculated under the same accounting principles applied to the GAAP pre-tax income which employs an annual effective tax rate method to the results.

INTERNATIONAL BUSINESS MACHINES CORPORATION

U.S. GAAP TO OPERATING RESULTS RECONCILIATION

(Unaudited, Dollars in millions except per share amounts)

	SIX-MONTHS 2011
		Acquisition-		Retirement-
		Related		Related		Operating
	GAAP	Adjustments*		Adjustments		(Non-GAAP)
Gross Profit	$23,243	$172		$19		$23,434
Gross Profit Margin	45.3%	0.3	Pts	0.0	Pts	45.7%
S,G&A	11,856	(152)		(15)		11,689
R,D&E	3,156	0		43		3,199
Other (Income) & Expense	(105)	(5)		0		(110)
Total Expense & Other (Income)	14,541	(157)		28		14,412
Pre-Tax Income	8,702	329		(8)		9,022
Pre-Tax Income Margin	17.0%	0.6	Pts	-0.0	Pts	17.6%
Provision for Income Taxes**	2,175	86		(5)		2,256
Effective Tax Rate	25.0%	0.0	Pts	0.0	Pts	25.0%
Net Income	6,526	243		(3)		6,767
Net Income Margin	12.7%	0.5	Pts	-0.0	Pts	13.2%
Diluted Earnings Per Share	$5.30	$0.20		$(0.00)		$5.50

	SIX-MONTHS 2010
		Acquisition-		Retirement-
		Related		Related		Operating
	GAAP	Adjustments*		Adjustments		(Non-GAAP)
Gross Profit	$20,785	$113		$(91)		$20,807
Gross Profit Margin	44.6%	0.2	Pts	-0.2	Pts	44.7%
S,G&A	10,737	(123)		36		10,650
R,D&E	2,984	0		62		3,046
Other (Income) & Expense	(640)	(3)		0		(643)
Total Expense & Other (Income)	12,695	(126)		97		12,667
Pre-Tax Income	8,090	239		(189)		8,140
Pre-Tax Income Margin	17.4%	0.5	Pts	-0.4	Pts	17.5%
Provision for Income Taxes**	2,103	72		(76)		2,100
Effective Tax Rate	26.0%	0.1	Pts	-0.3	Pts	25.8%
Net Income	5,987	166		(113)		6,040
Net Income Margin	12.9%	0.4	Pts	-0.2	Pts	13.0%
Diluted Earnings Per Share	$4.57	$0.13		$(0.09)		$4.61

*   Includes amortization of acquired intangible assets and other acquisition-related charges.

** Tax impact on operating (non-GAAP) pre-tax income is calculated under the same accounting principles applied to the GAAP pre-tax income which employs an annual effective tax rate method to the results.

Contact:	IBM
Mike Fay, 914/499-6107
mikefay@us.ibm.com

John Bukovinsky, 732/618-3531
jbuko@us.ibm.com

ATTACHMENT II

2Q 2011 Earnings Presentation July 18, 2011

2 Forward Looking Statements and Non-GAAP Information Certain comments made in this presentation may be characterized as forward looking under the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on the company's current assumptions regarding future business and financial performance. Those statements by their nature address matters that are uncertain to different degrees. Those statements involve a number of factors that could cause actual results to differ materially. Additional information concerning these factors is contained in the Company's filings with the SEC. Copies are available from the SEC, from the IBM web site, or from IBM Investor Relations. Any forward-looking statement made during this presentation speaks only as of the date on which it is made. The company assumes no obligation to update or revise any forward-looking statements. These charts and the associated remarks and comments are integrally related, and are intended to be presented and understood together. In an effort to provide additional and useful information regarding the company’s financial results and other financial information as determined by generally accepted accounting principles (GAAP), the company also discusses, in its earnings press release and earnings presentation materials, certain non-GAAP information including "operating earnings" and other "operating" financial measures. The rationale for management’s use of this non-GAAP information, the reconciliation of that information to GAAP, and other related information are included in supplementary materials entitled “Non-GAAP Supplementary Materials” that are posted on the Company’s investor relations web site at http://www.ibm.com/investor/2q11/ The Non-GAAP Supplementary Materials are also included as Attachment II to the Company’s Form 8-K dated July 18, 2011.

3 2Q 2011 Highlights Increasing 2011 Operating (Non-GAAP) EPS expectations to at least $13.25 12% revenue growth driven by: Key Branded Middleware +21% yr/yr Systems +20% yr/yr, strong performance across all three server lines Services +10% yr/yr, led by growth markets +22% (+10% @CC) Momentum in all four growth initiatives: Growth Markets Business Analytics Double-digit growth in Operating Net Income Returned $5B to shareholders Revenue $26.7B +12%, 5% yr/yr @CC Operating (Non-GAAP) EPS $3.09 +18% yr/yr Cloud Smarter Planet

4 Key Financial Metrics P&L Ratios (Operating) 2Q11 B/(W) Yr/Yr GP Margin 46.8% 1.2 pts PTI Margin 18.9% (0.4 pts) NI Margin 14.2% (0.2 pts) Tax Rate 25.0% 0.8 pts P&L Highlights 2Q11 B/(W) Yr/Yr Revenue $26.7 12% @CC 5% PTI – Operating $5.0 10% EPS – Operating $3.09 18% $ in Billions, except EPS Cash Highlights 2Q11 Last 12 Mos. Free Cash Flow (excl GF Receivables) $3.4 $16.0 Share Repurchase 4.0 15.3 Dividends 0.9 3.3 Cash Balance @ June 30 11.8

5 Revenue by Geography 2Q11 Rptd @CC Americas $11.2 10% 8% Europe/ME/A 8.6 16% 3% Asia Pacific 6.2 14% 3% OEM 0.7 Flat (1%) IBM $26.7 12% 5% Major Markets 10% 3% Growth Markets 23% 13% BRIC Countries 27% 21% $ in Billions APac +12% @CC OEM -1% U.S. +6% EMEA Canada/ LA Japan - 5% @CC Performance led by Growth Markets and North America B/(W) Yr/Yr

6 Revenue and Gross Profit Margin by Segment 2Q11 B/(W) Yr/Yr Rptd @CC 2Q11 B/(W) Yr/Yr Pts Global Technology Services $10.2 11% 3% 34.0% (0.3 pts) Global Business Services 4.9 9% 1% 28.9% 0.6 pts Software 6.2 17% 10% 88.4% 0.4 pts Systems & Technology 4.7 17% 12% 40.6% 4.9 pts Global Financing 0.5 (5%) (11%) 48.7% (1.4 pts) Total Revenue & Operating GP Margin $26.7 12% 5% 46.8% 1.2 pts $ in Billions Gross Profit Margin Revenue Margin expansion led by Systems & Technology Transaction businesses drove revenue performance

7 Expense Summary 2Q11 B/(W) Yr/Yr Currency Acq.* Base SG&A – Operating $5.9 (18%) (8 pts) (4 pts) (7 pts) RD&E – Operating 1.6 (6%) (3 pts) (5 pts) 2 pts IP and Development Income (0.3) (1%) Other (Income)/Expense 0.1 nm Interest Expense 0.1 (8%) Operating Expense & Other Income $7.4 (20%) (10 pts) (4 pts) (6 pts) $ in Billions B/(W) Yr/Yr Drivers * Includes acquisitions made in the last twelve months, net of non-operating acquisition-related charges

8 B/(W) Yr/Yr 2Q11 Rptd @CC Revenue (External) $10.2 11% 3% Gross Margin (External) 34.0% (0.3 pts) Pre-Tax Income $1.4 1% PTI Margin 13.4% (1.2 pts) Services Segments Global Technology Services (GTS) Global Business Services (GBS) Growth Markets backlog up 50% over last two years 2Q11 Revenues (% of Total Services) $ in Billions B/(W) Yr/Yr 2Q11 Rptd @CC Revenue (External) $4.9 9% 1% Gross Margin (External) 28.9% 0.6 pts Pre-Tax Income $0.8 11% PTI Margin 14.8% 0.3 pts $ in Billions 2Q11 Revenue Yr/Yr GTS Rptd @CC GTS Outsourcing 12% 3% Integrated Technology Services 11% 3% Maintenance 7% Flat GBS GBS Outsourcing 12% 4% Consulting & Systems Integration 7% Flat 2Q11 Services Backlog $144B +$15B +$2B GTS Outsourcing 40% GBS C&SI 25% Maint. 13% ITS 15% GBS Outsourcing 7%

9 Software Segment B/(W) Yr/Yr 2Q11 Rptd @CC Revenue (External) $6.2 17% 10% Gross Margin (External) 88.4% 0.4 pts Pre-Tax Income $2.3 12% PTI Margin 33.2% (1.4 pts) 2Q11 Revenue Yr/Yr Rptd @CC WebSphere Family 55% 47% Information Management 18% 11% Tivoli 9% 3% Lotus 12% 4% Rational 4% (2%) Key Branded Middleware 21% 14% Total Middleware 17% 10% Total Software 17% 10% 2Q11 Revenue (% of Total Software) Key Branded Middleware 64% Operating Systems 10% Other Middleware 18% Other 8% $ in Billions Branded Middleware grew 21%, represents 64% of total Software

10 Systems & Technology Segment B/(W) Yr/Yr 2Q11 Rptd @CC Revenue (External) $4.7 17% 12% Gross Margin (External) 40.6% 4.9 pts Pre-Tax Income $0.4 112% PTI Margin 8.0% 3.6 pts $ in Billions 2Q11 Revenue (% of Total Sys & Tech) Servers 65% Storage 19% Micro OEM 12% RSS 2Q11 Revenue Yr/Yr Rptd @CC System z 61% 53% Power Systems 12% 7% System x 15% 9% Storage 10% 4% Retail Store Solutions 8% 3% Total Systems 20% 13% Microelectronics OEM 4% 4% Total Systems & Technology 17% 12% Strong growth in revenue, profit and margin

11 Cash Flow Analysis 2Q11 B/(W) Yr/Yr YTD 1H11 B/(W) Yr/Yr Net Cash from Operations $4.3 $0.5 $8.1 ($0.1) Less: Global Financing Receivables 0.0 0.2 1.9 0.0 Net Cash from Operations (excluding GF Receivables) 4.3 0.3 6.2 (0.2) Net Capital Expenditures (1.0) 0.0 (2.0) (0.1) Free Cash Flow (excluding GF Receivables) 3.4 0.3 4.2 (0.3) Acquisitions (0.1) 0.1 (0.2) 0.9 Divestitures 0.0 0.0 0.0 0.0 Dividends (0.9) (0.1) (1.7) (0.1) Share Repurchases (4.0) 0.1 (8.0) 0.1 Non-GF Debt 0.0 (0.9) 1.0 (0.3) Other (includes GF A/R & GF Debt) 0.2 0.7 4.8 1.6 Change in Cash & Marketable Securities ($1.5) $0.3 $0.1 $1.8 $ in Billions

12 June 10 Dec. 10 June 11 Cash & Marketable Securities $12.2 $11.7 $11.8 Non-GF Assets* 61.6 67.3 68.8 Global Financing Assets 29.5 34.5 32.9 Total Assets 103.4 113.5 113.5 Other Liabilities 55.6 61.7 60.5 Non-GF Debt* 5.5 5.8 6.4 Global Financing Debt 21.2 22.8 23.4 Total Debt 26.7 28.6 29.8 Total Liabilities 82.2 90.3 90.3 Equity 21.2 23.2 23.2 Non-GF Debt / Capital 23% 23% 24% Global Financing Leverage 7.1 7.0 7.0 Balance Sheet Summary $ in Billions * Includes eliminations of inter-company activity

13 2Q10 Operating EPS Revenue Growth @ Actual Margin Expansion Share Repurchases 2Q11 Operating EPS Operating EPS Bridge – 2Q10 to 2Q11 $0.33 ($0.04) $0.18 $2.62 $3.09

14 2Q 2011 Summary Increasing 2011 Operating (Non-GAAP) EPS expectations to at least $13.25 Revenue growth driven by transaction businesses Momentum in growth initiatives Growth markets +13% yr/yr @CC for 2Q and YTD, half of geographic revenue growth 1st half business analytics revenue up >20% yr/yr Cloud revenue on track to double in 2011 1st half Smarter Planet revenue up >50% yr/yr Double-digit growth in Operating Net Income Leveraging strong cash generation to return value to shareholders 2010 2015 $11.67 At least $20 Operating EPS

15 [LOGO]

16 Supplemental Materials Currency – Year/Year Comparison Supplemental Segment Information – Global Services Supplemental Segment Information – Systems & Technology, Software Global Financing Portfolio Revenue by Key Industry Sales Unit Cash Flow (FAS 95) Non-GAAP Supplementary Materials Operating (Non-GAAP) Earnings Per Share and Related Income Statement Items, Constant Currency Cash Flow, Debt-to-Capital Ratio, Current Item (Workforce Rebalancing) Reconciliation of Operating Earnings Per Share GAAP to Operating (Non-GAAP) Bridge – 2Q 2011 GAAP to Operating (Non-GAAP) Bridge – 2Q 2010 Reconciliation of Free Cash Flow (excluding GF Receivables) Reconciliation of Revenue Growth Rates – Geographies Reconciliation of Revenue Growth Rates – Segments Reconciliation of Revenue Growth – Growth Markets vs. Major Markets Reconciliation of Yr/Yr Expense Drivers Reconciliation of Debt-to-Capital Ratio Reconciliation of Operating EPS Bridge 2Q10 to 2Q11 Some columns and rows in these materials, including the supplemental exhibits, may not add due to rounding Supplemental Materials

17 Currency – Year/Year Comparison 1Q11 Yr/Yr 2Q11 Yr/Yr 7/15 Spot 3Q11 4Q11 FY11 Euro 0.73 (1%) 0.69 12% 0.71 9% 4% 7% Pound 0.62 3% 0.61 9% 0.62 4% 2% 5% Yen 82 9% 82 11% 79 8% 4% 8% IBM Revenue Impact 3 pts 7 pts ~5-6 pts 3 pts ~4-5 pts (US$B) Yr/Yr Revenue As Reported $26.7 12% Currency Impact 1.7 7 pts Revenue @CC $24.9 5% Yr/Yr @ 7/15 Spot Quarterly Averages per US $

18 Supplemental Segment Information – 2Q 2011 $ in Billions Backlog Global Services 2Q11 Yr/Yr @CC Total Backlog $144 +$15 +$2 Outsourcing Backlog 96 +8 (1) $ in Billions Signings Global Services 2Q11 Yr/Yr @CC Outsourcing $7.1 17% 8% - GTS O/S, GBS O/S (AMS) Transactional 7.1 15% 7% - ITS, Consulting & AMS SI (incl. US Federal) Total Signings $14.3 16% 8% Note: YTY signings growth reflects 2010 signings categories consistent with 2011 Revenue Growth Global Services Yr/Yr @CC GTS Outsourcing 12% 3% Integrated Tech Services 11% 3% Maintenance 7% Flat Total GTS 11% 3% GBS Outsourcing 12% 4% GBS C&SI 7% Flat Total GBS 9% 1% Total Outsourcing 12% 3% Total Transactional 9% 1% Maintenance 7% Flat Supplemental Revenue Information Supplemental Backlog / Signings Information Supplemental Materials

19 Supplemental Segment Information – 2Q 2011 Revenue Growth Systems & Technology Yr/Yr @CC GP% Share System z 61% 53% Power Systems 12% 7% System x 15% 9% = Storage 10% 4% = Retail Store Solutions 8% 3% = Total Systems 20% 13% Microelectronics OEM 4% 4% Total Systems & Technology 17% 12% Revenue Growth Software Yr/Yr @CC WebSphere Family 55% 47% Information Management 18% 11% Tivoli 9% 3% Lotus 12% 4% Rational 4% (2%) Key Branded Middleware 21% 14% Other Middleware 5% Flat Total Middleware 17% 10% Operating Systems 16% 9% Other Software/Services 19% 12% Total Software 17% 10% Supplemental Materials

20 20 2Q11 1Q11 2Q10 Identified Loss Rate 1.0% 1.2% 1.8% Anticipated Loss Rate 0.3% 0.3% 0.3% Reserve Coverage 1.3% 1.5% 2.1% Client Days Delinquent Outstanding 2.4 3.3 3.7 Commercial A/R > 30 Days $32M $25M $27M Global Financing Portfolio 2Q11 – $24.4B Net External Receivables 25% 40% 19% 10% 4% 2% 0% 10% 20% 30% 40% 50% Aaa-A3 Baa1-Baa3 Ba1-Ba2 Ba3-B1 B2-B3 Caa-D Investment Grade 65% Non-Investment Grade 35%

21 2Q11 B/(W) Yr/Yr Rptd @CC Financial Services $7.8 17% 8% Public 4.0 6% Flat Industrial 2.6 9% 1% Distribution 2.6 9% 3% Communications 2.7 16% 10% General Business 5.4 16% 8% Total IBM $26.7 12% 5% Revenue by Key Industry Sales Unit $ in Billions General Business Comms Distribution Industrial Public Financial Services Supplemental Materials

22 Cash Flow (FAS 95) QTD 2Q11 QTD 2Q10 YTD 1H11 YTD 1H10 Net Income from Operations $3.7 $3.4 $6.5 $6.0 Depreciation / Amortization of Intangibles 1.2 1.2 2.4 2.4 Stock-based Compensation 0.2 0.2 0.3 0.3 Working Capital / Other (0.7) (0.7) (3.1) (2.4) Global Financing A/R 0.0 (0.2) 1.9 1.9 Net Cash provided by Operating Activities 4.3 3.8 8.1 8.2 Capital Expenditures, net of payments & proceeds (1.0) (1.0) (2.0) (1.9) Divestitures, net of cash transferred 0.0 0.0 0.0 0.0 Acquisitions, net of cash acquired (0.1) (0.2) (0.2) (1.0) Marketable Securities / Other Investments, net 0.5 (0.8) 2.1 0.2 Net Cash used in Investing Activities (0.6) (1.9) (0.1) (2.6) Debt, net of payments & proceeds (0.7) 0.2 1.0 0.7 Dividends (0.9) (0.8) (1.7) (1.6) Common Stock Repurchases (4.0) (4.1) (8.0) (8.1) Common Stock Transactions - Other 0.7 0.9 1.6 1.8 Net Cash used in Financing Activities (4.9) (3.7) (7.2) (7.1) Effect of Exchange Rate changes on Cash 0.2 (0.2) 0.3 (0.3) Net Change in Cash & Cash Equivalents ($1.0) ($2.1) $1.1 ($1.9) $ in Billions

23 Non-GAAP Supplementary Materials In an effort to provide investors with additional information regarding the company's results as determined by generally accepted accounting principles (GAAP), the company also discusses, in its earnings press release and earnings presentation materials, the following Non-GAAP information which management believes provides useful information to investors. Operating (Non-GAAP) Earnings Per Share and Related Income Statement Items Management presents certain financial measures excluding the effects of certain acquisition-related charges, non-operating retirement-related costs, and any related tax impacts. Management uses the term "operating" to describe this view of the company's financial results and other financial information. For acquisitions, these measures exclude the amortization of purchased intangible assets and acquisition-related charges such as in-process research and development, transaction costs, applicable restructuring and related expenses, and tax charges related to acquisition integration. For retirement-related costs, the company has characterized certain items as operating and others as non-operating. The company includes service cost, amortization of prior service cost and the cost of defined contribution plans in its operating results. Non-operating retirement-related costs include interest cost, expected return on plan assets, amortized actuarial gains/losses, the impacts of any plan curtailments/settlements, multi-employer plan costs, pension insolvency costs, and other costs. Non-operating costs primarily relate to changes in pension plan assets and liabilities which are tied to market performance, and management considers these costs to be outside the operational performance of the business. Management’s calculation of these operating measures, as presented, may differ from similarly titled measures reported by other companies. Overall, management believes that providing investors with an operating view as described above provides increased transparency and clarity into both the operational results of the business and the performance of the company’s pension plans, improves visibility to management decisions and their impacts on operational performance, enables better comparison to peer companies, and allows the company to provide a long term strategic view of the business going forward. For the 2015 earnings per share roadmap, the company is utilizing an operating view to establish its objectives and track its progress. Effective January 1, 2011, the company’s segment financial results and performance reflect operating earnings, consistent with the company’s management and measurement system. Constant Currency Management refers to growth rates at constant currency or adjusting for currency so that certain financial results can be viewed without the impact of fluctuations in foreign currency exchange rates, thereby facilitating period-to-period comparisons of the company's business performance. Financial results adjusted for currency are calculated by translating current period activity in local currency using the comparable prior year period’s currency conversion rate. This approach is used for countries where the functional currency is the local currency. Generally, when the dollar either strengthens or weakens against other currencies, the growth at constant currency rates or adjusting for currency will be higher or lower than growth reported at actual exchange rates. Supplemental Materials

24 Non-GAAP Supplementary Materials Cash Flow Management uses a free cash flow measure to evaluate the company’s operating results, plan share repurchase levels, evaluate strategic investments and assess the company’s ability and need to incur and service debt. The entire free cash flow amount is not necessarily available for discretionary expenditures. The company defines free cash flow as net cash from operating activities less the change in Global Financing receivables and net capital expenditures, including the investment in software. A key objective of the Global Financing business is to generate strong returns on equity, and increasing receivables is the basis for growth. Accordingly, management considers Global Financing receivables as a profit-generating investment, not as working capital that should be minimized for efficiency. Therefore, management includes presentations of both free cash flow and cash flow from operations that exclude the effect of Global Financing receivables. Debt-to-Capital Ratio Management presents its debt-to-capital ratio excluding the Global Financing business. A financing business is managed on a leveraged basis. The company funds its Global Financing segment using a debt-to-equity ratio target of approximately 7 to 1. Given this significant leverage, the company presents a debt-to-capital ratio which excludes the Global Financing segment debt and equity because the company believes this is more representative of the company’s core business operations. Current Item (Workforce Rebalancing) Management presents certain financial results excluding the effects of certain charges in connection with workforce rebalancing actions. Management believes that presenting certain financial information without this item is more representative of the company’s operational performance and provides additional insight into, and clarifies the basis for, historical and/or future performance, which may be more useful for investors. Supplemental Materials

25 Non-GAAP Supplementary Materials Reconciliation of Operating Earnings Per Share IBM Operating EPS (Non-GAAP) Acquisition-Related Charges * Amortization of Purchased Intangibles Other Acquisition-Related Charges Non-Operating Retirement-Related Items IBM GAAP EPS Adjustments 2011 Expectations $12.87+ $13.25+ $0.40 $0.39 $0.01 ($0.02) * Includes acquisitions as of 6/30/2011 The above serves to reconcile the Non-GAAP financial information contained in the “2Q 2011 Highlights” and “2Q 2011 Summary” discussion in the company’s earnings presentation. See Slide 23 of this presentation for additional information on the use of these Non-GAAP financial measures. Supplemental Materials

26 Non-GAAP Supplementary Materials GAAP to Operating (Non-GAAP) Bridge – 2Q 2011 $ in Millions, except EPS GAAP Acquisition-related Adjustments* Retirement-related Adjustments** Operating (Non-GAAP) Gross Profit $12,385 $87 $6 $12,477 SG&A 6,030 (76) (5) 5,950 RD&E 1,569 0 24 1,593 Other Income & Expense 97 (1) 0 96 Total Operating Expense & Other Income 7,500 (77) 18 7,441 Pre-Tax Income 4,885 163 (12) 5,036 Tax *** 1,221 38 0 1,259 Net Income 3,664 126 (13) 3,777 Diluted Earnings Per Share $3.00 $0.10 ($0.01) $3.09 * Includes amortization of purchased intangibles, in process R&D, severance cost for acquired employees, vacant space for acquired companies, and deal costs ** Includes retirement related interest cost, expected return on plan assets, recognized actuarial losses or gains, amortization of transition assets, other settlements, curtailments, multi-employer plans and insolvency insurance ***The tax impact on the Operating (Non-GAAP) Pre-Tax Income is calculated under the same accounting principles applied to the As Reported Pre-Tax Income under ASC 740, which employs an annual effective tax rate method to the results. The above serves to reconcile the Non-GAAP financial information contained in the “2Q 2011 Highlights,” “Key Financial Metrics” and “Expense Summary” discussion in the company’s earnings presentation. See Slide 23 of this presentation for additional information on the use of these Non-GAAP financial measures. Supplemental Materials

27 Non-GAAP Supplementary Materials GAAP to Operating (Non-GAAP) Bridge – 2Q 2010 $ in Millions, except EPS GAAP Acquisition-related Adjustments* Retirement-related Adjustments** Operating (Non-GAAP) Gross Profit $10,809 $58 ($56) $10,811 SG&A 5,061 (62) 25 5,024 RD&E 1,475 0 32 1,507 Other Income & Expense (95) (3) 0 (97) Total Operating Expense & Other Income 6,234 (64) 57 6,227 Pre-Tax Income 4,575 122 (113) 4,584 Tax *** 1,190 38 (45) 1,183 Net Income 3,386 84 (68) 3,402 Diluted Earnings Per Share $2.61 $0.06 ($0.05) $2.62 * Includes amortization of purchased Intangibles, in process R&D, severance cost for acquired employees, vacant space for acquired companies, and deal costs ** Includes retirement related interest cost, expected return on plan assets, recognized actuarial losses or gains, amortization of transition assets, other settlements, curtailments, multi-employer plans and insolvency insurance ***The tax impact on the Operating (Non-GAAP) Pre-Tax Income is calculated under the same accounting principles applied to the As Reported Pre-Tax Income under ASC 740, which employs an annual effective tax rate method to the results. The above serves to reconcile the Non-GAAP financial information contained in the “2Q 2011 Highlights,” “Key Financial Metrics” and “Expense Summary” discussion in the company’s earnings presentation. See Slide 23 of this presentation for additional information on the use of these Non-GAAP financial measures. Supplemental Materials

28 Non-GAAP Supplementary Materials 12 months ended 6/30/11 Net Cash from Operations $19.4 Less: Global Financing Receivables (0.7) Net Cash from Operations (excluding GF Receivables) 20.1 Net Capital Expenditures (4.1) Free Cash Flow (excluding GF Receivables) $16.0 $ in Billions Reconciliation of Free Cash Flow (excluding GF Receivables) The above serves to reconcile the Non-GAAP financial information contained in the “Key Financial Metrics” discussion in the company’s earnings presentation. See Slide 24 of this presentation for additional information on the use of these Non-GAAP financial measures. Supplemental Materials

29 Non-GAAP Supplementary Materials Reconciliation of Geography Revenue Growth As Rptd @CC Canada Japan Asia Pacific, other than Japan Growth Markets Hardware WebSphere Services 18% 7% 22% 30% 50% 22% 11% (5%) 12% 24% 39% 10% 2Q11 Yr/Yr The above serves to reconcile the Non-GAAP financial information contained in the“Revenue by Geography” discussion in the company’s earnings presentation. See Slide 23 of this presentation for additional information on the use of these Non-GAAP financial measures. Supplemental Materials

30 Non-GAAP Supplementary Materials Reconciliation of Segment Revenue Growth As Rptd @CC Global Technology Services Outsourcing – Growth Markets Integrated Technology Services– Growth Markets Global Business Services Growth Markets Major Markets Systems and Technology Growth Markets Major Markets System x – Growth Markets 23% 23% 21% 7% 29% 12% 35% 10% 14% 10% (1%) 24% 7% 27% 2Q11 Yr/Yr The above serves to reconcile the Non-GAAP financial information contained in the “Services Segments,” and “Systems and Technology Segment” discussion in the company’s earnings presentation. See Slide 23 of this presentation for additional information on the use of these Non-GAAP financial measures. Supplemental Materials

31 Non-GAAP Supplementary Materials Reconciliation of Revenue Growth As Rptd @CC Growth Markets vs. Major Markets 9% 9% Average 1Q 2008 to 2Q 2011 The above serves to reconcile the Non-GAAP financial information contained in the “Revenue by Geography” discussion in the company’s earnings presentation. See Slide 23 of this presentation for additional information on the use of these Non-GAAP financial measures. Supplemental Materials

32 GAAP Non-GAAP Adjustments Operating (Non-GAAP) SG&A Currency (8 pts) 0 pts (8 pts) Acquisitions (4 pts) 0 pts (4 pts) Base (7 pts) 0 pts (7 pts) RD&E Currency (3 pts) 0 pts (3 pts) Acquisitions (5 pts) 0 pts (5 pts) Base 2 pts 1 pt 2 pts Operating Expense & Other Income Currency (10 pts) 0 pts (10 pts) Acquisitions (5 pts) 0 pts (4 pts) Base (6 pts) 0 pts (6 pts) Non-GAAP Supplementary Materials Reconciliation of Yr/Yr Expense Drivers The above serves to reconcile the Non-GAAP financial information contained in the “Expense Summary” discussion in the company’s earnings presentation. See Slide 23 of this presentation for additional information on the use of these Non-GAAP financial measures. Supplemental Materials

33 Reconciliation of Debt-to-Capital Ratio 2Q11 FY10 2Q10 Non-Global Financing Debt / Capital IBM Consolidated Debt / Capital 24% 56% 23% 55% 23% 56% The above serves to reconcile the Non-GAAP financial information contained in the “Balance Sheet” discussion regarding the non-Global Financing debt to capital ratio in the company’s earnings presentation. See Slide 24 of this presentation for additional information on the use of these Non-GAAP financial measures. Non-GAAP Supplementary Materials Supplemental Materials

34 * Includes amortization of purchased intangibles, in process R&D, severance cost for acquired employees, vacant space for acquired companies, deal costs ** Includes retirement related interest cost, expected return on plan assets, recognized actuarial losses or gains, amortization of transition assets, other settlements, curtailments, multi-employer plans and insolvency insurance Non-GAAP Supplementary Materials Reconciliation of Operating EPS Bridge 2Q10 to 2Q11 The above serves to reconcile the Non-GAAP financial information contained in the “Operating EPS Bridge – 2Q10 to 2Q11” discussion in the company’s earnings presentation. See Slide 23 of this presentation for additional information on the use of these Non-GAAP financial measures. GAAP Acquisition- related Adjustments* Retirement-related Adjustments** Operating (Non-GAAP) 2Q10 EPS $2.61 $0.06 ($0.05) $2.62 Revenue growth @ actual 0.32 0.01 0.00 0.33 Margin expansion (0.10) 0.02 0.04 (0.04) Share repurchases 0.17 0.01 0.00 0.18 2Q11 EPS $3.00 $0.10 ($0.01) $3.09 Supplemental Materials

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